CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to us under the heading of "Independent Accountants" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
June 28, 2000